Filed Pursuant to Rule 424(b)(5)
Registration Statement File No. 333-262925

Prospectus Supplement

(To Prospectus dated February 23, 2022)

Hecla Mining Company

Up to 60,000,000 Shares of Common Stock

This prospectus supplement and the accompanying prospectus relate to the issuance and sale from time to time of up to 60,000,000 shares of common stock (“common stock”) of Hecla Mining Company through or to the sales agents named in this prospectus supplement. These sales, if any, will be made pursuant to the terms of an equity distribution agreement (the “equity distribution agreement”) entered into by and among us and BMO Capital Markets Corp., Scotia Capital (USA) Inc., BofA Securities, Inc., B. Riley Securities, Inc., Canaccord Genuity LLC, Cantor Fitzgerald & Co Inc., CIBC World Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, H.C. Wainwright & Co., LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Roth Capital Partners, LLC (each, a “sales agent” and collectively, the “sales agents”) on February 18, 2021, which has been previously filed with the Securities and Exchange Commission (“SEC”) as an exhibit to a Current Report on Form 8-K.

Under the terms of the equity distribution agreement, we also may sell shares of common stock to any sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell common stock to a sales agent as principal, we will enter into a separate terms agreement with such sales agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement.

We will pay each sales agent a commission equal to a percentage, not to exceed 1.5%, of the gross sales price per share of the shares sold through it as sales agent under the equity distribution agreement. Subject to the terms and conditions of the equity distribution agreement, each sales agent will use its commercially reasonable efforts to sell on our behalf any shares to be offered by us under the equity distribution agreement. The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us or by all of the sales agents. Each sales agent also has the independent right to terminate its agreement with us without affecting the agreement of any other sales agent. There is no minimum purchase requirement, and no arrangement for shares to be received in an escrow, trust or similar arrangement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HL.” On February 18, 2022, the last reported sale price of our common stock on the NYSE was $5.10 per share. Sales of common stock under this prospectus supplement, if any, will be made by means of ordinary brokers’ transactions through the facilities of the NYSE at market prices, in block transactions, or as otherwise agreed between us and any sales agent.

Investing in our common stock involves risks. See “Risk Factors” on page S-3 of this prospectus supplement, page 7 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

BMO Capital Markets
Scotiabank
BofA Securities	B. Riley Securities	Canaccord Genuity	Cantor
CIBC Capital Markets	Credit Suisse	Goldman Sachs & Co. LLC	H.C. Wainwright & Co.
J.P. Morgan	RBC Capital Markets		Roth Capital Partners

The date of this prospectus supplement is February 23, 2022.

This document is in two parts. The first part is the prospectus supplement, which provides a brief description of our business and the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information.” The shelf registration statement described in the accompanying prospectus, including the exhibits thereto, can be read at the web site of the SEC as described under “Where You Can Find More Information.” If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus we prepare or authorize. We have not, and the sales agents have not, authorized anyone to provide you with different or additional information. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may use or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the sales agents are not, making an offer of these securities in any jurisdiction where the offer is not permitted, including in Canada.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement or the accompanying prospectus (including information incorporated by reference) are “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include our current expectations and projections about future production, results, performance, prospects and opportunities, including reserves, resources and other mineralization. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “will,” “expect,” “anticipate,” “believe,” “could,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual production, results, performance, prospects or opportunities, including reserves, resources and other mineralization, to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to, those set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus, in any other SEC Reports we file, in this prospectus supplement in the section entitled “Risk Factors” and in the accompanying prospectus, including the following:

•	a substantial or extended decline in metals prices would have a material adverse effect on us;

•

an extended decline in metals prices, an increase in operating or capital costs, mine accidents or closures, increasing regulatory obligations, or our inability to convert resources or exploration targets to reserves may cause us to record write-downs, which could negatively impact our results of operations;

•	we have a substantial amount of debt that could impair our financial health and prevent us from fulfilling our obligations under our existing and future indebtedness;

•	we have had losses that could reoccur in the future;

•	our accounting and other estimates may be imprecise;

•	commodity and currency risk management activities could prevent us from realizing possible revenues or lower costs or expose us to losses;

•	our ability to recognize the benefits of deferred tax assets related to net operating loss carryforwards and other items is dependent on future cash flows and taxable income;

•	returns for investments in pension plans and pension plan funding requirements are uncertain;

•

natural disasters, public health crises (including COVID-19), political crises, and other catastrophic events or other events outside of our control may materially and adversely affect our business or financial results;

•	the COVID-19 virus pandemic may heighten other risks;

•	climate change could negatively our impact operations and financial performance;

•	mining accidents or other adverse events at an operation could decrease our anticipated production or otherwise adversely affect our operations;

•	our operations may be adversely affected by risks and hazards associated with the mining industry that may not be fully covered by insurance;

•	our costs of extending reserves or development of new orebodies and other capital costs may be higher and provide less return than we estimated;

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•	our ore reserve and resource estimates may be imprecise;

•	efforts to expand the finite lives of our mines may not be successful or could result in significant demands on our liquidity, which could hinder our growth;

•

our ability to market our metals production depends on the availability of smelters and/or refining facilities and our operations and financial results may be affected by disruptions or closures or the unavailability of smelters and/or refining facilities for other reasons;

•	we derive a significant amount of revenue from a relatively small number of customers and occasionally enter into concentrate spot market sales with metal traders;

•	shortages of critical parts and equipment may adversely affect our operations and development projects;

•	our foreign activities are subject to additional inherent risks;

•	our operations and properties in Canada expose us to additional political risks;

•

certain of our mines and exploration properties are located on land that is or may become subject to traditional territory, title claims and/or claims of cultural significance, and such claims and the attendant obligations of the federal government to those tribal communities and stakeholders may affect our current and future operations;

•	we may be subject to a number of unanticipated risks related to inadequate infrastructure;

•	we face inherent risks in acquisitions of other mining companies or properties that may adversely impact our growth strategy;

•	we may be unable to successfully integrate the operations of the properties we acquire;

•

the issues we have faced at our Nevada Operations unit could require us to write-down the associated long-lived assets. We could face similar issues at our other operations. Such write-downs may adversely affect our results of operations and financial condition;

•	we may not realize all of the anticipated benefits from our acquisitions;

•

the properties we may acquire may not produce as expected, and we may be unable to determine reserve potential, identify liabilities associated with the acquired properties or obtain protection from sellers against such liabilities;

•	we face risks relating to transporting our products from our mines, as well as transporting employees and materials at Greens Creek;

•	we face substantial governmental regulation, including the Mine Safety and Health Act, various environmental laws and regulations and the 1872 Mining Law;

•

our operations are subject to complex, evolving and increasingly stringent environmental laws and regulations. Compliance with environmental regulations, and litigation based on such regulations, involves significant costs and can threaten existing operations or constrain expansion opportunities;

•

mine closure and reclamation regulations impose substantial costs on our operations and include requirements that we provide financial assurance supporting those obligations. These costs could significantly increase and we might not be able to provide financial assurance;

•	we are required to obtain governmental permits and other approvals in order to conduct mining operations;

•	we are currently involved in ongoing legal disputes that may materially adversely affect us;

•	our environmental and asset retirement obligations may exceed the provisions we have made;

•	new federal and state laws, regulations and initiatives could impact our operations;

S-iii

•	legal challenges could prevent the Rock Creek or Montanore projects from ever being developed;

•	the titles to some of our properties may be defective or challenged;

•

we may be unable to generate sufficient cash to service all of our debt and meet our other ongoing liquidity needs and may be forced to take other actions to satisfy our obligations, which may be unsuccessful;

•	the price of our stock has a history of volatility and could decline in the future;

•	our Series B preferred stock has a liquidation preference of $50 per share, or $7.9 million;

•	we may not be able to pay common or preferred stock dividends in the future;

•	our existing stockholders are effectively subordinated to the holders of our 7.25% Senior Notes due 2028 (“Senior Notes”);

•	the issuance of additional shares of our preferred or common stock in the future could adversely affect holders of common stock;

•	the provisions in our certificate of incorporation, our by-laws and Delaware law could delay or deter tender offers or takeover attempts;

•	our Senior Notes and the guarantees thereof are effectively subordinated to any of our and our guarantors’ secured indebtedness to the extent of the value of the collateral securing that indebtedness;

•	the terms of our debt impose restrictions on our operations;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;

•	key terms of the Senior Notes will be suspended if the Senior Notes achieve investment grade ratings and no default or event of default has occurred and is continuing;

•	we may be unable to repurchase Senior Notes in the event of a change of control as required by the indenture;

•

holders of the Senior Notes may not be able to determine when a change of control giving rise to their right to have the Senior Notes repurchased has occurred following a sale of “substantially all” of our assets;

•

federal and state fraudulent transfer laws may permit a court to void the Senior Notes or any of the guarantees thereof, and if that occurs, holders of the Senior Notes may not receive any payments on the notes;

•	global financial events or developments impacting major industrial or developing countries may have an impact on our business and financial condition in ways that we currently cannot predict;

•

tariffs, other potential changes to tariff and import/export regulations, and ongoing trade disputes between the United States and other jurisdictions may have a negative effect on global economic conditions and our business, financial results and financial condition;

•	our profitability could be affected by the prices of other commodities;

•	our business depends on availability of skilled miners and good relations with employees;

•	our information technology systems may be vulnerable to disruption which could place our systems at risk from data loss, operational failure, or compromise of confidential information;

•	competition from other mining companies may harm our business;

•	additional issuances of equity securities by us would dilute the ownership of our existing stockholders and could reduce our earnings per share;

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•	if a large number of shares of our common stock are sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital; and

•

any downgrade in the credit ratings assigned to us or our debt securities could increase future borrowing costs, adversely affect the availability of new financing and may result in increased collateral requirements under our existing surety bond portfolio.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. Projections and other forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles (“GAAP”) or any guidelines of the SEC. Actual results may vary, perhaps materially. You are strongly cautioned not to place undue reliance on such projections and other forward-looking statements. All subsequent written and oral forward-looking statements attributable to Hecla Mining Company or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other materials filed with the SEC that are considered to be part of this prospectus supplement and the accompanying prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “Hecla,” “we,” “our,” “us” or the “Company” refer to Hecla Mining Company and its subsidiaries, unless the context requires otherwise.

Hecla Mining Company

Hecla Mining Company and our subsidiaries have provided precious and base metals to the U.S. economy and worldwide since 1891. We discover, acquire and develop mines and other mineral interests and produce and market (i) concentrates containing silver, gold (in the case of Greens Creek), lead and zinc; (ii) carbon material containing silver and gold, and (iii) doré containing silver and gold. In doing so, we intend to manage our business activities in a safe, environmentally responsible and cost-effective manner.

We produce lead, zinc and bulk concentrates, which we sell to custom smelters and brokers, and unrefined precipitate and bullion bars (doré) containing gold and silver, which are further refined before sale to precious metals traders. We are organized and managed into four segments that encompass our operating units: the Greens Creek unit, the Lucky Friday unit, the Casa Berardi unit and the Nevada Operations unit.

Our principal executive offices are located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Our telephone number is (208) 769-4100. Our web site address is www.hecla-mining.com.

The Offering

Issuer	Hecla Mining Company, a Delaware corporation.

Securities Offered	Up to 60,000,000 shares of common stock, par value $0.25 per share.

Manner of Offering	“At-the-market” offering that may be made from time to time through or to the sales agents, BMO Capital Markets Corp., Scotia Capital (USA) Inc., BofA Securities, Inc., B. Riley Securities, Inc., Canaccord Genuity LLC, Cantor Fitzgerald & Co Inc., CIBC World Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, H.C. Wainwright & Co., LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Roth Capital Partners, LLC. We may also sell shares of our common stock to one or more of the sales agents, as principal, at a price agreed upon at the time of sale. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering, after deducting the sales agents’ commission and our offering expenses, for general corporate purposes, which may include repaying amounts outstanding from time to time under our revolving credit facility, if any.

Risk Factors	There are risks associated with this offering and our business. You should consider carefully the risk factors beginning on page S-3 of this prospectus supplement and the other risks identified in the accompanying prospectus and the documents incorporated by reference herein and therein before making a decision to purchase common stock in this offering.

Exchange Listing	Our common stock is listed for trading on the NYSE under the symbol “HL.”

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should carefully consider the risk factors described below, together with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2021, which are incorporated herein by reference, before you decide to purchase any of our common stock. The risks described below and incorporated herein by reference, any of which could materially and adversely affect our business, financial condition, cash flows and results of operations, are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

Our stock price and stock trading volume have been and could remain volatile.

The market price of our common stock has historically experienced, and may continue to experience significant volatility. The market price of our common stock could be subject to wide fluctuations in response to the many risk factors listed in this section, and others beyond our control, including:

•	general economic, market and industry conditions;

•	actions by the U.S. Government or other governments, including the imposition of trade restrictions, new or modified requirements, taxes or duties;

•	actions and decisions by customers, including decisions to reduce operations, file for protection under bankruptcy laws, or restrict competition;

•	actual or anticipated fluctuations in our financial condition and results of operations;

•	addition or loss of customers;

•	actual or anticipated changes in our rate of growth relative to our competitors;

•	additions or departures of key personnel;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	changes in applicable laws or regulations, including tariffs and environmental, trade and import laws and regulations;

•	issuance of new or updated research or reports by securities analysts;

•	sales or purchases of our common stock or other securities by us or our stockholders;

•	concentration of existing ownership of our common stock or other securities; and

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares.

Further, the stock markets may experience extreme price and volume fluctuations that can affect the market prices of equity securities. These fluctuations can be unrelated or disproportionate to the operating performance of the companies issuing such securities. These broad market and industry fluctuations, as well as general economic, political and market conditions such as the COVID-19 pandemic, recessions, interest rate changes or international currency fluctuations, could harm the market price of our common stock.

Our stockholders will experience dilution as a result of this offering and they may experience further dilution if we issue additional common stock.

The issuance of our common stock in this offering will have a dilutive effect on our earnings per share. Any additional future issuances of our common stock will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in those future issuances. Stockholders generally will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our properties, our stockholders may experience dilution in both the book value and fair value of their shares.

The shares of our common stock offered under this prospectus supplement and the accompanying prospectus will be sold in “at-the-market” offerings, and investors who buy shares at different times likely will pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times likely will pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold and to determine the minimum sales price for shares sold. Investors may experience declines in the value of their shares as a result of sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we and any sales agent mutually may agree to sell shares of our common stock under a transaction acceptance at any time throughout the term of the equity distribution agreement. The number of shares that are sold by any sales agent after agreement on the terms of the transaction acceptance will fluctuate based on the market price of the shares of our common stock during the sales period and limits we set with such sales agent. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares that ultimately will be issued and sold under the equity distribution agreement.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our equity distribution agreement with the sales agents or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from this offering, after deducting the sales agents’ commission and our offering expenses, for general corporate purposes, which may include repaying amounts outstanding from time to time under our revolving credit facility, if any.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following discussion is a general summary of the material United States federal income and estate tax consequences of the ownership and disposition of our common stock applicable to “Non-U.S. Holders.” As used in this prospectus supplement, a Non-U.S. Holder means a beneficial owner of our common stock that is neither a U.S. person nor a partnership for U.S. federal income tax purposes, and that will hold shares of our common stock as capital assets. For U.S. federal income tax purposes, a U.S. person is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons has the authority to control all substantial decisions of the trust or (b) otherwise has validly elected to be treated as a U.S. domestic trust.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax treatment of the partnership and each partner generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships acquiring our common stock, and partners in such partnerships, are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the ownership and disposition of our common stock.

This summary does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder’s tax position and does not consider U.S. state and local or non-U.S. tax consequences. It also does not consider Non-U.S. Holders subject to special tax treatment under the U.S. federal income tax laws (including partnerships or other pass-through entities, banks and insurance companies, dealers in securities, holders of our common stock held as part of a “straddle,” “hedge,” “conversion transaction” or other risk-reduction transaction, controlled foreign corporations, passive foreign investment companies, foreign tax-exempt organizations, former U.S. citizens or residents, persons who hold or receive common stock as compensation and persons subject to the alternative minimum tax). This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable regulations promulgated by the U.S. Department of the Treasury (the “Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis, and different interpretations.

This summary is included herein as general information only. Accordingly, each prospective Non-U.S. Holder is urged to consult its own tax advisor with respect to the U.S. federal, state, local and non-U.S. income, estate and other tax consequences of owning and disposing of our common stock.

Distributions

We occasionally pay distributions on our common stock, however there is no assurance that we will do so in the future. If we do make any distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common stock (with a corresponding reduction in such Non-U.S. Holder’s adjusted tax basis in our common stock), and thereafter will be treated as capital gain. Subject to the discussions below on backup withholding and FATCA (as defined below), a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or, if the Non-U.S. Holder is eligible, at a reduced rate provided by an applicable income tax treaty, on any distributions received in respect of our common stock. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or the successor form to either) certifying under penalties of perjury its entitlement to benefits under such treaty. Special certification requirements and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder is urged to consult its own tax advisor regarding its possible entitlement to benefits under an income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code).

Effectively connected dividend income will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing to the withholding agent a properly executed IRS Form W-8ECI (or successor form) properly certifying eligibility for the exemption. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as provided by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items).

A Non-U.S. Holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dispositions of Our Common Stock

Subject to the discussions below on backup withholding and FATCA (as defined below), a Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of any gain on a sale or other disposition of our common stock unless:

•

the gain is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder (and, if required by an applicable income tax treaty, the gain is attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other conditions; or

•

we are or have been a “U.S. real property holding corporation” (a “USRPHC”) under section 897 of the Code at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period for our common stock.

Unless an applicable income tax treaty provides otherwise, a Non-U.S. Holder whose gain is described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as provided by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items).

An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax (or such lower rate as provided by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses of the Non-U.S. Holder, even though the individual is not considered a resident of the United States.

With respect to the third bullet point above, in general, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests (including its U.S. real property interests) and its other assets used or held for use in its trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be “regularly traded on an established securities market,” a Non-U.S. Holder will be taxable on gain recognized on the disposition of our common stock as a result of our status as a USRPHC only if the Non-U.S. Holder actually or constructively owned more than 5% of such common stock at any time during the shorter of the five-year period ending on the date of the disposition or, if shorter, the Non-U.S. Holder’s holding period for the common stock. If our common stock were not considered to be regularly traded on an established securities market, all Non-U.S. Holders would be subject to U.S. federal income tax (and withholding in respect thereof) on a disposition of our common stock, and a 15% withholding tax would apply to the amount realized by the Non-U.S. Holder from any such disposition, even if such Non-U.S. Holder’s ultimate U.S. federal income tax liability were determined to be less than the amount withheld.

Non-U.S. Holders are urged to consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Federal Estate Tax

Any of our common stock held by an individual Non-U.S. Holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding Requirements

Any distributions paid on our common stock, and the tax withheld with respect thereto, are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty or withholding was not required because the distributions were effectively connected with a trade or business in the United States conducted by the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Under certain circumstances, the Code imposes a backup withholding obligation (currently at a rate of 24%) on certain reportable payments. Distributions paid to a Non-U.S. Holder on our common stock generally will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or a successor form for either) or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the holder is a Non-U.S. Holder and the broker has no knowledge to the contrary. Non-U.S. Holders are urged to consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our common stock).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle the non-U.S. Holder to a refund if the Non-U.S. Holder provides the required information to the IRS on a timely basis. Non-U.S. Holders are urged to consult their own tax advisors regarding the filing of a U.S. tax return for claiming a refund of such backup withholding.

Withholding under the Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, and the Treasury Regulations and administrative guidance promulgated thereunder (“FATCA”) impose U.S. withholding on certain payments made to “foreign financial institutions” and to certain other non-U.S. entities, including intermediaries. Such withholding will generally be imposed at a 30% rate on certain payments of dividends on shares issued by a U.S. person, including our common stock, to a foreign financial institution unless such foreign financial institution enters into (or is deemed to have entered into) an agreement with the U.S. Department of the Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% of payments to such account holders whose actions prevent the financial institution from complying with these reporting and other requirements. Withholding is imposed on similar types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or the entity furnishes identifying information regarding each substantial U.S. owner. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA, which will reduce but not eliminate the risk of FATCA withholding for investors in or holding our common stock through financial institutions in such countries. FATCA withholding currently applies to payments of U.S.-source dividends and other fixed payments. Although the term “withholdable payment,” as defined in the Code, also includes the gross proceeds of a disposition of stock (including a liquidating distribution from a corporation) or debt instruments, in each case with respect to any U.S. investment, recently issued proposed Treasury Regulations provide that such gross proceeds are not “withholdable payments” under FATCA. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Neither we nor any other person would be required to pay additional amounts as a result of FATCA withholding. Non-U.S. Holders are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of FATCA to their ownership and disposition of our common stock.

PLAN OF DISTRIBUTION

On February 18, 2021, we entered into an equity distribution agreement with BMO Capital Markets Corp., Scotia Capital (USA) Inc., BofA Securities, Inc., B. Riley Securities, Inc., Canaccord Genuity LLC, Cantor Fitzgerald & Co Inc., CIBC World Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, H.C. Wainwright & Co., LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Roth Capital Partners, LLC as sales agents, under which we may offer and sell up to 60,000,000 shares of common stock from time to time through the sales agents. The equity distribution agreement has been filed as an exhibit to a Current Report on Form 8-K that we filed with the SEC. Under the terms of the equity distribution agreement, the sales of common stock made thereunder will be made by means of ordinary brokers’ transactions on the NYSE at market prices, or as otherwise agreed upon by any sales agent and us. No sales agents will engage in any transactions that stabilize the price of our common stock.

Under the terms of the equity distribution agreement, we also may sell shares of common stock to any sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell common stock to a sales agent as principal, we will enter into a separate terms agreement with such sales agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement.

We will designate the maximum amount of common stock to be sold through any sales agent on a daily basis, or otherwise as we and any sales agent agree, and the minimum price per common share at which such common stock may be sold. Subject to the terms and conditions of the equity distribution agreement, each sales agent will use its commercially reasonable efforts to sell on our behalf any shares to be offered by us under the equity distribution agreement. We may instruct any sales agent not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any sales agent may suspend the offering of common stock at any time and from time to time by notifying the other party.

Each sales agent will provide to us written confirmation following the close of trading on the NYSE each day in which common stock is sold by such sales agent under the equity distribution agreement. Each confirmation will include the number of shares sold by such sales agent on that day, the gross sales proceeds and the net proceeds to us (after transaction fees, if any, but before other expenses). We will report at least quarterly the number of shares of common stock sold through the sales agents under the equity distribution agreement, the net proceeds to us (before expenses) and the commissions of the sales agents in connection with such sales of common stock.

We will pay each sales agent a commission of up to 1.5% of the gross sales price per share of common stock sold through it as our agent under the equity distribution agreement. We have agreed to reimburse the sales agents for certain of their expenses.

Settlement for sales of common stock will occur on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the equity distribution agreement, if we or a sales agent have reason to believe that shares of our common stock are no longer “actively-traded securities” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, that party will promptly notify the other and sales of common stock pursuant to the equity distribution agreement or any terms agreement will be suspended until, in our collective judgment, Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us or by all of the sales agents. Each sales agent also has the independent right to terminate its agreement with us without affecting the agreement of any other sales agent.

In connection with the sale of the common stock on our behalf, a sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to such sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each sales agent against certain liabilities, including civil liabilities under the Securities Act.

Conflicts of Interest

Affiliates of CIBC World Markets Corp. and J.P. Morgan Securities LLC are lenders under our revolving credit facility. An affiliate of Scotia Capital (USA) Inc. is an administrative agent and lender under our revolving credit facility. As described in this prospectus supplement under “Use of Proceeds,” to the extent we use any of the net proceeds from this offering to repay amounts outstanding from time to time under our revolving credit facility, such affiliates will receive a portion of the net proceeds. In the ordinary course of their various business activities, the sales agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and any investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. Some or all of the sales agents or their affiliates have provided and in the future may provide investment banking, commercial banking or other financial services, including providing credit facilities or other borrowings, to us in the ordinary course of business for which they have received and may in the future receive compensation. The sales agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of our assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in our assets, securities and instruments.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov, or you may call the SEC at 800-SEC-0330. Information about us, including our SEC filings, is also available through our web site at http://www.hecla-mining.com . However, information on our web site is not incorporated into this prospectus supplement, the accompanying prospectus or our other SEC filings and is not a part of this prospectus supplement, the accompanying prospectus or those filings.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed by us with the SEC. The exhibits to our registration statement or to documents filed under the Exchange Act and incorporated by reference herein contain the full text of certain contracts and other important documents we have summarized in this prospectus supplement or the accompanying prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2021, which we filed with the SEC on February 23, 2022;

•	Current Report on Form 8-K filed on February 22, 2022 (item 8.01 only);

•	Current Report on Form 8-K filed on February 23, 2022;

•	The description of our capital stock contained in our Form 8-B filed with the SEC on May 6, 1983;

•	The information responsive to Part III of Form 10-K for the year ended December 31, 2020, provided in our Definitive Proxy Statement on Schedule 14A filed with the SEC in on April 5, 2021; and

•

All documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the offering under this prospectus supplement, other than documents or information deemed furnished and not filed in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, without charge, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates. You should direct requests for such copies to:

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

Attention: Investor Relations

Telephone (208) 769-4100

LEGAL MATTERS

The validity of the shares of common stock has been passed upon for us by K&L Gates LLP. Hunton Andrews Kurth LLP has passed upon certain legal matters for the sales agents.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Information relating to Hecla Mining Company and its subsidiaries’ mineral properties contained in the documents incorporated by reference herein was derived from the technical report summaries prepared by, and has been incorporated by reference upon the authority of, SLR International Corporation, as qualified person with respect to the matters covered by such reports and in giving such reports.

PROSPECTUS

Hecla Mining Company

Common Stock

Preferred Stock

Warrants

Debt Securities

We may offer and sell from time to time, in one or more offerings, shares of our common stock, preferred stock, warrants, and debt securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities through one or more underwriters, dealers and agents, underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. Our common stock is listed on the New York Stock Exchange under the trading symbol “HL.” The prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our common stock involves risks. See “Risk Factors ” beginning on page 7 of this prospectus and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. You should not assume that the information provided in this prospectus, any prospectus supplement, the documents incorporated by reference or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable.

The date of this prospectus is February 23, 2022.

PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell common stock, preferred stock, warrants, and debt securities as described in this prospectus, in one or more offerings.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. This prospectus provides you with a general description of the common stock and other securities that we may offer. Each time we sell common stock or other securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the common stock or other securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, file reports and other information with the SEC. Our file number with the SEC is 1-8491. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Hecla,” “we,” “our,” “us” or the “Company” refer to Hecla Mining Company and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information provided in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and other public filings (including information incorporated by reference) are “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include our current expectations and projections about future production, results, performance, prospects and opportunities, including reserves, resources and other mineralization. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “will,” “expect,” “anticipate,” “believe,” “could,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual production, results, performance, prospects or opportunities, including reserves, resources and other mineralization, to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to, those set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus, in any other SEC Reports we file and in this prospectus, including the following:

•	a substantial or extended decline in metals prices would have a material adverse effect on us;

•

an extended decline in metals prices, an increase in operating or capital costs, mine accidents or closures, increasing regulatory obligations, or our inability to convert resources or exploration targets to reserves may cause us to record write-downs, which could negatively impact our results of operations;

•	we have a substantial amount of debt that could impair our financial health and prevent us from fulfilling our obligations under our existing and future indebtedness;

•	we have had losses that could reoccur in the future;

•	our accounting and other estimates may be imprecise;

•	commodity and currency risk management activities could prevent us from realizing possible revenues or lower costs or expose us to losses;

•	our ability to recognize the benefits of deferred tax assets related to net operating loss carryforwards and other items is dependent on future cash flows and taxable income;

•	returns for investments in pension plans and pension plan funding requirements are uncertain;

•

natural disasters, public health crises (including COVID-19), political crises, and other catastrophic events or other events outside of our control may materially and adversely affect our business or financial results;

•	the COVID-19 virus pandemic may heighten other risks;

•	climate change could negatively our impact operations and financial performance;

•	mining accidents or other adverse events at an operation could decrease our anticipated production or otherwise adversely affect our operations;

•	our operations may be adversely affected by risks and hazards associated with the mining industry that may not be fully covered by insurance;

•	our costs of extending reserves or development of new orebodies and other capital costs may be higher and provide less return than we estimated;

•	our ore reserve and resource estimates may be imprecise;

•	efforts to expand the finite lives of our mines may not be successful or could result in significant demands on our liquidity, which could hinder our growth;

•

our ability to market our metals production depends on the availability of smelters and/or refining facilities and our operations and financial results may be affected by disruptions or closures or the unavailability of smelters and/or refining facilities for other reasons;

•	we derive a significant amount of revenue from a relatively small number of customers and occasionally enter into concentrate spot market sales with metal traders;

•	shortages of critical parts and equipment may adversely affect our operations and development projects;

•	our foreign activities are subject to additional inherent risks;

•	our operations and properties in Canada expose us to additional political risks;

•

certain of our mines and exploration properties are located on land that is or may become subject to traditional territory, title claims and/or claims of cultural significance, and such claims and the attendant obligations of the federal government to those tribal communities and stakeholders may affect our current and future operations;

•	we may be subject to a number of unanticipated risks related to inadequate infrastructure;

•	we face inherent risks in acquisitions of other mining companies or properties that may adversely impact our growth strategy;

•	we may be unable to successfully integrate the operations of the properties we acquire;

•

the issues we have faced at our Nevada Operations unit could require us to write-down the associated long-lived assets. We could face similar issues at our other operations. Such write-downs may adversely affect our results of operations and financial condition;

•	we may not realize all of the anticipated benefits from our acquisitions;

•

the properties we may acquire may not produce as expected, and we may be unable to determine reserve potential, identify liabilities associated with the acquired properties or obtain protection from sellers against such liabilities;

•	we face risks relating to transporting our products from our mines, as well as transporting employees and materials at Greens Creek;

•	we face substantial governmental regulation, including the Mine Safety and Health Act, various environmental laws and regulations and the 1872 Mining Law;

•

our operations are subject to complex, evolving and increasingly stringent environmental laws and regulations. Compliance with environmental regulations, and litigation based on such regulations, involves significant costs and can threaten existing operations or constrain expansion opportunities;

•

mine closure and reclamation regulations impose substantial costs on our operations and include requirements that we provide financial assurance supporting those obligations. These costs could significantly increase and we might not be able to provide financial assurance;

•	we are required to obtain governmental permits and other approvals in order to conduct mining operations;

•	we are currently involved in ongoing legal disputes that may materially adversely affect us;

•	our environmental and asset retirement obligations may exceed the provisions we have made;

•	new federal and state laws, regulations and initiatives could impact our operations;

•	legal challenges could prevent the Rock Creek or Montanore projects from ever being developed;

•	the titles to some of our properties may be defective or challenged;

•

we may be unable to generate sufficient cash to service all of our debt and meet our other ongoing liquidity needs and may be forced to take other actions to satisfy our obligations, which may be unsuccessful;

•	the price of our stock has a history of volatility and could decline in the future;

•	our Series B preferred stock has a liquidation preference of $50 per share, or $7.9 million;

•	we may not be able to pay common or preferred stock dividends in the future;

•	our existing stockholders are effectively subordinated to the holders of our 7.25% Senior Notes due 2028 (“Senior Notes”);

•	the issuance of additional shares of our preferred or common stock in the future could adversely affect holders of common stock;

•	the provisions in our certificate of incorporation, our by-laws and Delaware law could delay or deter tender offers or takeover attempts;

•	our Senior Notes and the guarantees thereof are effectively subordinated to any of our and our guarantors’ secured indebtedness to the extent of the value of the collateral securing that indebtedness;

•	the terms of our debt impose restrictions on our operations;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;

•	key terms of the Senior Notes will be suspended if the Senior Notes achieve investment grade ratings and no default or event of default has occurred and is continuing;

•	we may be unable to repurchase Senior Notes in the event of a change of control as required by the indenture;

•

holders of the Senior Notes may not be able to determine when a change of control giving rise to their right to have the Senior Notes repurchased has occurred following a sale of “substantially all” of our assets;

•

federal and state fraudulent transfer laws may permit a court to void the Senior Notes or any of the guarantees thereof, and if that occurs, holders of the Senior Notes may not receive any payments on the notes;

•	global financial events or developments impacting major industrial or developing countries may have an impact on our business and financial condition in ways that we currently cannot predict;

•

tariffs, other potential changes to tariff and import/export regulations, and ongoing trade disputes between the United States and other jurisdictions may have a negative effect on global economic conditions and our business, financial results and financial condition;

•	our profitability could be affected by the prices of other commodities;

•	our business depends on availability of skilled miners and good relations with employees;

•	our information technology systems may be vulnerable to disruption which could place our systems at risk from data loss, operational failure, or compromise of confidential information;

•	competition from other mining companies may harm our business;

•	additional issuances of equity securities by us would dilute the ownership of our existing stockholders and could reduce our earnings per share;

•	if a large number of shares of our common stock are sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital; and

•

any downgrade in the credit ratings assigned to us or our debt securities could increase future borrowing costs, adversely affect the availability of new financing and may result in increased collateral requirements under our existing surety bond portfolio.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. Projections and other forward-looking statements included in this prospectus have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles (“GAAP”) or any guidelines of the SEC. Actual results may vary, perhaps materially. You are strongly cautioned not to place undue reliance on such projections and other forward-looking statements. All subsequent written and oral forward-looking statements attributable to Hecla Mining Company or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HECLA MINING COMPANY

Hecla Mining Company and its subsidiaries have provided precious and base metals to the U.S. and worldwide since 1891 (in this prospectus, “we” or “our” or “us” refers to Hecla Mining Company and our affiliates and subsidiaries, unless the context requires otherwise). We discover, acquire and develop mines and other mineral interests and produce and market (i) concentrates containing silver, gold (in the case of Greens Creek), lead and zinc, (ii) carbon material containing silver and gold, and (iii) unrefined doré containing silver and gold. In doing so, we intend to manage our business activities in a safe, environmentally responsible and cost-effective manner.

The map below shows the locations of our operating units and our exploration projects, as well as our corporate offices located in Coeur d’Alene, Idaho, Vancouver, British Columbia and Val d’Or, Quebec.

Our principal executive offices are located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Our telephone number is (208) 769-4100. Our web site address is www.hecla-mining.com.

RISK FACTORS

Investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in any prospectus supplement, before acquiring any of such securities. The risks incorporated herein by reference, any of which could materially and adversely affect our business, financial condition, cash flows and results of operations, are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following summary is not complete. You should refer to the applicable provisions of our Restated Certificate of Incorporation, and our Bylaws, as amended, and to Delaware corporate law for a complete understanding of the terms and rights of our common and preferred stock.

Common Stock

We are authorized to issue 750,000,000 shares of common stock, $0.25 par value per share, of which 538,352,111 shares of common stock were outstanding as of February 17, 2022. All of our currently outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “HL.”

Subject to the rights of the holders of any outstanding shares of preferred stock, each share of common stock is entitled to: (i) one vote on all matters presented to the stockholders, with no cumulative voting rights; (ii) receive such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (iii) in the event of our liquidation or dissolution, share ratably in any distribution of our assets.

Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares, and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our Restated Certificate of Incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.25 per share. The preferred stock is issuable in series with such voting rights, if any, designations, powers, preferences and other rights and such qualifications, limitations and restrictions as may be determined by our Board of Directors. The Board may fix the number of shares constituting each series and increase or decrease the number of shares of any series. As of February 22, 2022, 157,816 shares were outstanding, all of which were shares of Series B preferred stock. All of the shares of our Series B preferred stock are listed on the New York Stock Exchange under the symbol “HL PB.”

Ranking

The Series B preferred stock ranks senior to our common stock and any shares of Series A junior participating preferred stock (none of which have ever been issued) with respect to payment of dividends, and amounts due upon liquidation, dissolution or winding up.

While any shares of Series B preferred stock are outstanding, we may not authorize the creation or issuance of any class or series of stock that ranks senior to the Series B preferred stock as to dividends or amounts due upon liquidation, dissolution or winding up without the consent of the holders of 66 2/3% of the outstanding shares of Series B preferred stock and any other series of preferred stock ranking on a parity with the Series B preferred stock as to dividends and amounts due upon liquidation, dissolution or winding up, voting as a single class without regard to series.

Dividends

Series B preferred stockholders are entitled to receive, when, as and if declared by the Board of Directors out of our assets legally available therefor, cumulative cash dividends at the rate per annum of $3.50 per share of Series B preferred stock. Dividends on the Series B preferred stock are payable quarterly in arrears on October 1, January 1, April 1 and July 1 of each year (and, in the case of any undeclared and unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors), at such annual rate. Dividends are cumulative from the date of the original issuance of the Series B preferred stock, whether or not in any dividend period or periods we have assets legally available for the payment of such dividends. Accumulations of dividends on shares of Series B preferred stock do not bear interest.

All quarterly dividends on our Series B preferred stock for 2017 through 2021 were declared and paid in cash.

Redemption

The Series B preferred stock is redeemable at our option, in whole or in part, at $50 per share, plus, in each case, all dividends undeclared and unpaid on the Series B preferred stock up to the date fixed for redemption.

Liquidation Preference

The Series B preferred stockholders are entitled to receive, in the event that we are liquidated, dissolved or wound up, whether voluntary or involuntary, $50 per share of Series B preferred stock plus an amount per share equal to all dividends undeclared and unpaid thereon to the date of final distribution to such holders (the “Liquidation Preference”), and no more. Until the Series B preferred stockholders have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Stock upon our liquidation, dissolution or winding up. The term “junior stock” means our common stock and any other class of our capital stock issued and outstanding that ranks junior as to the payment of dividends or amounts payable upon liquidation, dissolution and winding up to the Series B preferred stock. As of December 31, 2021, our Series B preferred stock had an aggregate Liquidation Preference of $7.9 million.

Voting Rights

Except in certain circumstances and as otherwise from time to time required by applicable law, the Series B preferred stockholders have no voting rights and their consent is not required for taking any corporate action. When and if the Series B preferred stockholders are entitled to vote, each holder will be entitled to one vote per share.

Conversion

Each share of Series B preferred stock is convertible, in whole or in part at the option of the holders thereof, into shares of common stock at a conversion price of $15.55 per share of common stock (equivalent to a conversion rate of 3.2154 shares of common stock for each share of Series B preferred stock). The right to convert shares of Series B preferred stock called for redemption will terminate at the close of business on the day preceding a redemption date (unless we default in payment of the redemption price).

Provisions with Possible Anti-Takeover Effects

The provisions in our Restated Certificate of Incorporation, our Bylaws, as amended, and Delaware law could make it more difficult for a third party to acquire control of us, even if that transaction would be beneficial to stockholders. These impediments include:

•	the classification of our Board of Directors into three classes serving staggered three-year terms, which makes it more difficult to quickly replace board members;

•	the ability of our Board of Directors to issue shares of preferred stock with rights as it deems appropriate without stockholder approval;

•	a provision that special meetings of our Board of Directors may be called only by our chief executive officer or a majority of our Board of Directors;

•	a provision that special meetings of stockholders may only be called pursuant to a resolution approved by a majority of our entire Board of Directors;

•	a prohibition against action by written consent of our stockholders;

•	a provision that our board members may only be removed for cause and by an affirmative vote of at least 80% of the outstanding voting stock;

•	a provision that our stockholders comply with advance-notice provisions to bring director nominations or other matters before meetings of our stockholders;

•

a prohibition against certain business combinations with an acquirer of 15% or more of our common stock for three years after such acquisition unless the stock acquisition or the business combination is approved by our board prior to the acquisition of the 15% interest, or after such acquisition our board and the holders of two-thirds of the other common stock approve the business combination; and

•

a prohibition against our entering into certain business combinations with interested stockholders without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, or common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants.

Warrants to Purchase Debt Securities

Each prospectus supplement for warrants to purchase debt securities will describe:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the number of the warrants issued with a specified principal amount of our debt securities or each share of our preferred stock or common stock;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Warrants to Purchase Preferred Stock and Common Stock

Each prospectus supplement for warrants to purchase preferred stock or common stock will describe:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of the warrants issued with each share of our preferred stock or common stock;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	any provisions for adjustment of the number or amount of shares of our preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the principal amount of debt securities or number of shares of preferred stock or common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered by the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities or shares of preferred stock or common stock to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

Status of Outstanding Warrants

At December 31, 2021, we had 4,136,000 warrants outstanding, with each warrant exercisable for one share of our common stock at an exercise price of $8.02 per share for 2,068,000 of the warrants and $1.57 per share for 2,068,000 of the warrants. The warrants expire in April 2032 and February 2029, respectively.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement and set forth in the relevant supplemental indenture will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Senior Notes

On February 19, 2020, we completed an offering of $475 million in aggregate principal amount of our 7.250% Senior Notes due February 15, 2028. The Senior Notes are governed by the Indenture, dated as of February 19, 2020 (the “Indenture”), among the Company and certain of our subsidiaries and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 19, 2020 (the “Supplemental Indenture”), among the Company, certain of our subsidiaries and the Trustee. The Indenture and the Supplemental Indenture have been filed as exhibits to the registration statement of which this prospectus is a part and are subject to, and governed by, the Trust Indenture Act of 1939.

We may offer additional Senior Notes, which additional Senior Notes would be issued pursuant to the Indenture and Supplemental Indenture. If we offer additional Senior Notes, we will describe the terms of such notes in a prospectus supplement applicable to such offering. Except as specifically set forth in such prospectus supplement, the general terms of our debt securities discussed below will not apply to the Senior Notes.

Other Debt Securities

The debt securities that we may offer under this prospectus will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt, senior to all future subordinated indebtedness of the Company and pari passu with other current and future unsecured, unsubordinated indebtedness of the Company or, in the alternative, subordinated debt subordinate in right of payment to current and future senior debt or pari passu with other future subordinated indebtedness of the Company. The debt securities will be issued under the Indenture, subject to such amendments or supplemental indentures as are adopted from time to time, including a supplemental indenture that relates to the particular series of debt securities being offered. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of the Indenture, including the definitions therein of certain terms. Capitalized terms used in this section and not defined have the meanings assigned to those terms in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

Unless otherwise indicated in a prospectus supplement, the terms of the debt securities that we may offer under this prospectus will have the following provisions.

The Indenture does not limit the amount of debt securities that may be issued thereunder. Reference is made to the applicable prospectus supplement for the following terms of the debt securities offered pursuant thereto: (i) designation (including whether they are senior debt or subordinated debt and whether such debt is convertible), aggregate principal amount, purchase price and denomination; (ii) the date of maturity; (iii) interest rate or rates (or method by which such rate will be determined), if any; (iv) the dates on which any such interest will be payable and the method of payment (cash or common stock); (v) the place or places where the principal of and interest, if any, on the debt securities will be payable; (vi) any redemption or sinking fund provisions; (vii) any rights of the holders of debt securities to convert the debt securities into other securities or property of the Company; (viii) the terms, if any, on which such debt securities will be subordinate to other debt of the Company; (ix) if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (x) any events of default in addition to or in lieu of those described herein and remedies therefor; (xi) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities; (xii) listing (if any) on a securities exchange; (xiii) whether such debt securities will be certificated or in book-entry form; and (xiv) any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to debt securities, and any terms that may be required by or advisable under United States laws or regulations.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. The Company may charge a reasonable fee for such services, subject to the limitations provided in the Indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to any debt securities issued at par that is treated as having been issued at a discount for United States income tax purposes will be described in the relevant prospectus supplement.

The Indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “—Consolidation, Merger and Sale of Assets.” The Company’s restated certificate of incorporation also contains other provisions that may prevent or limit a change of control.

Modification and Waiver

The Indenture provides that modifications and amendments of the Indenture may be made by the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Securities issued under the Indenture that are affected by the modification or amendment voting as one class; provided that no such modification or amendment may, without the consent of the holder of each such Security affected thereby, among other things: (1) change the stated maturity of principal of, or any installment of principal of or interest on, any Security, (2) reduce the rate of or extend the time of payment of interest, if any, on any Security or alter the manner of calculation of interest payable on any Security (except as part of any remarketing of the Securities of any series, or any interest rate reset with respect thereto in each case in accordance with the terms thereof), (3) reduce the principal amount or premium, if any, on any Security, (4) make the principal amount or premium, if any, or interest, if any, on any Security payable in any coin or currency other than that provided in any Security, (5) reduce the percentage in principal amount of Securities of any series the holders of which are required to consent to any such supplemental indenture or any waiver of any past default or Event of Default, (6) change any place of payment where the Securities of any series or interest thereon is payable, or (7) impair the right of any holder of a Security to institute suit for any such payment, reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof, adversely affect the right of repayment, if any, at the option of the holder or extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any Security. Any amendment or waiver that waives, changes or eliminates any covenant or other provision of the Indenture that has expressly been included solely for the benefit of one or more particular series, or that modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of Securities of any other series.

The Indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the Indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of debt securities of any other series.

The Indenture provides, and each supplemental indenture entered into thereunder will provide, that the Company and the Trustee may, without the consent of the holders of any series of debt securities issued thereunder, amend the Indenture or enter into supplemental indentures for one or more of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants, agreements and obligations of the Company in the Indenture and in the debt securities issued thereunder, (2) to add any additional Events of Default; (3) to cure any ambiguity, defect or inconsistency; (4) to make any change that does not adversely affect the interests of the holders of any series of debt securities issued thereunder; (5) to establish the form and terms of debt securities issued thereunder; (6) to set forth the conversion rights of any series; and (7) to set forth the provisions regarding subordination of any series.

Events of Default

Unless otherwise provided in any prospectus supplement, the following will be events of default under the Indenture with respect to each series of debt securities issued thereunder: (1) the Company defaults in the payment of interest on any Security of that series when the same becomes due and payable and such Default continues for a period of 30 days; (2) the Company defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon redemption or otherwise; (3) the Company fails to comply with any of its other agreements in the Securities of that series or the indenture with respect to that series and such failure continues for the period and after the notice specified in the indenture; (4) the Company pursuant to or within the meaning of any bankruptcy law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; (5) a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (A) is for relief against the Company in an involuntary case, (B) appoints a custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days; or (6) an Event of Default provided in the establishing securities resolution or supplemental indenture for that series occurs. Any event of default with respect to particular series of debt securities under the Indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal or interest on such debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The Company will be required to furnish to the Trustee annually a statement as to its compliance with all conditions and covenants in the Indenture.

The Indenture contains a provision entitling the Trustee to be indemnified by the holders of Securities before proceeding to exercise any trust or power under the Indenture at the request of such holders. The Indenture provides that the holders of a majority in aggregate principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or of exercising any trust or power conferred upon the Trustee with respect to the Securities of such series; provided, however, that the Trustee may decline to follow any such direction if, among other reasons, the Trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the Trustee in personal liability or would be unduly prejudicial to the holders of the Securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding under the Indenture make a request upon the Trustee to exercise its powers under the Indenture, indemnify the Trustee and afford the Trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the Securities, to require conversion of Securities if the Securities are convertible at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The Indenture provides that the Company may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any person unless the Company is the surviving corporation or the successor person is a corporation organized under the laws of any domestic or Canadian jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the Indenture, and after giving effect thereto, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Securities. The Company shall pay the principal of and interest on the Securities of any series on the dates and in the manner provided in the Securities of such series, the applicable supplemental indenture and the Indenture. The Company shall pay interest on overdue principal of any series at the rate borne by the Securities of any series; it shall pay interest on overdue Defaulted Interest at the same rate to the extent lawful.

SEC Reports. The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will cause any quarterly and annual reports which it makes available to its stockholders to be mailed to the holders of Securities. The Company will also comply with the other provisions of § 314(a) of the Trust Indenture Act of 1939. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Compliance Certificate. The Company shall deliver to the Trustee, no later than May 1 of each year (beginning with the first May 1 following the first date of issuance of any Securities under the Indenture), a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants contained in the Indenture (determined without regard to any period of grace or requirement of notice provided herein).

Notice of Certain Events. The Company shall give prompt written notice to the Trustee and any Paying Agent with respect to any series of (i) any Proceeding, (ii) any Default or Event of Default, (iii) any cure or waiver of any Default or Event of Default, and (iv) if and when the Securities of such series are listed on any stock exchange.

Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Discharge, Defeasance and Covenant Defeasance

The Indenture provides with respect to each series of Securities issued thereunder that the Company may terminate its obligations under such Securities of a series and the Indenture with respect to Securities of such series when (1) either (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (B) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii), and (iii) above, has deposited or caused to be deposited with the Trustee for that purpose an amount of money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the stated maturity or redemption date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent therein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Thereafter, only the Company’s obligations to compensate and indemnify the Trustee and its right to recover excess money held by the Trustee shall survive.

Applicable Law

The Indenture provides that the debt securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF GUARANTIES

We will set forth in the applicable prospectus supplement a description of any guaranties that may be offered pursuant to this prospectus. The guaranties will be governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov or call the SEC at 800-SEC-0330. Information about us, including our SEC filings, is also available through our web site at http://www.hecla-mining.com. However, information on our web site is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

This prospectus is part of a registration statement filed by us with the SEC. The exhibits to our registration statement or to documents filed under the Exchange Act and incorporated by reference herein contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that may be offered under this prospectus, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2021, which we filed with the SEC on February 23, 2022;

•	Current Report on Form 8-K filed on February 22, 2022 (Item 8.01 only);

•	The description of our capital stock contained in our Form 8-B filed with the SEC on May 6, 1983;

•	The information responsive to Part III of Form 10-K for the year ended December 31, 2020, provided in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2021; and

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All documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of an offering under this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, without charge, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct requests for such copies to:

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

Attention: Investor Relations

Telephone (208) 769-4100

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, David C. Sienko, our General Counsel, will pass upon certain legal matters for us in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Information relating to Hecla Mining Company and its subsidiaries’ mineral properties contained in the documents incorporated by reference herein was derived from the technical report summaries prepared by, and has been incorporated by reference upon the authority of, SLR International Corporation, as qualified person with respect to the matters covered by such reports and in giving such reports.